Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into effective as of December 13, 2024 (the “Effective Date”) by and between Champion Homes, Inc. (the “Company”) and Timothy Larson (the “Executive”).

WHEREAS, the Executive is possessed of certain experience and expertise that qualify him to provide the direction and leadership required by the Company and its Affiliates;

WHEREAS, the Executive is currently serving as the Chief Growth Officer of the Company pursuant to that Employment Agreement, dated as of March 26, 2021, by and between the Company and Timothy Larson (the “Prior Employment Agreement”); and

WHEREAS, the Company desires to continue to employ the Executive as the President & Chief Executive Officer, and the Executive desires to continue to be so employed, on the terms set forth herein; and

WHEREAS, subject to the terms and conditions hereinafter set forth, the Company therefore wishes to employ the Executive as its President and Chief Executive Officer and the Executive wishes to accept such employment;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

1.
Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers, and the Executive hereby accepts, employment.
2.
Term. The Executive’s employment hereunder shall continue from the Effective Date until terminated in accordance with Section 5 hereof. Such period is hereafter referred to as the “Term.”
3.
Capacity and Performance.
(a)
During the Term, the Executive shall serve the Company as its President and Chief Executive Officer.
(b)
During the Term, the Executive shall be employed by the Company on a full-time basis and shall perform the duties and responsibilities of his position, and such other duties and responsibilities on behalf of the Company and its Affiliates as reasonably may be designated from time to time by the Board of Directors of the Company (the “Board”).
(c)
During the Term, the Executive shall devote his business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates. The Executive should not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement that would restrict his ability to advance the business. The Executive will perform his duties in the Minneapolis, Minnesota metropolitan area and will be required to travel to the Company’s headquarters and other business locations as reasonably necessary or requested by the Board in its sole discretion. After a period of two years from the Effective Date, the Executive is eligible and encouraged to participate as a board member of an independent company.
(d)
The Company will take such action as may be necessary to appoint or elect the Executive as a member of the Board as of the Effective Date.
4.
Compensation and Benefits. As compensation for all services performed by the Executive during the Term and subject to the Executive’s performance of his duties and obligations to the Company and its Affiliates, pursuant to this Agreement or otherwise, the Company shall provide the Executive with the following compensation and benefits:
(a)
Base Salary. During the Term, the Company shall pay the Executive a base salary at the rate of Six Hundred and Fifty Thousand Dollars ($650,000) per annum, payable in accordance with the payroll practices of the Company and subject to increases from time to time by the Board in the Board’s sole discretion (such base salary, as from time to time increased, the “Base Salary”). Each fiscal year, the Board shall conduct a review of the Executive’s compensation to determine appropriate increases as the Board determines to be reasonable. The review shall include consideration of the Executive’s individual performance and the level of compensation paid to the chief executive officers of peer companies. Each fiscal year the Board shall retain a compensation consultant to deliver a report to the Board for the Board to use in its review of the Executive and his direct reports; and acted upon no later than the twelve-month anniversary of the Effective Date each fiscal year. The report will provide an analysis of how the Executive’s current Base Salary, Target Bonus (as defined below) and Equity Incentives (as described in Section 4(c) below) compare to similarly situated executives at peer companies, as determined by the consultant when taking into consideration factors such as financial performance, profitability, market capitalization and other customary factors.
(b)
Annual Bonus. For each fiscal year completed during the Term, the Executive shall be eligible to participate in an annual bonus plan. Beginning on the Effective Date, the Executive’s annual target bonus shall increase from one hundred and twenty percent (120%) of the Base Salary to one hundred and thirty-eight and a half percent (138.5%) of the Base Salary (the “Target Bonus”), with an increase in maximum annual bonus from two hundred and forty percent (240%) of the Base Salary to two hundred and seventy-seven percent (277%) of the Base Salary, with the actual amount of his bonus, if any, to be determined by the Board, in accordance with the Executive’s performance against performance objectives for Executive and for the Company set by the Board (the “Annual Bonus”). Other than provided for in Sections 5(a), 5(b), 5(d) and 5(e), the Executive, in order to be eligible to earn an Annual Bonus for any fiscal year occurring during the Term hereof, must be employed on the date payment of Annual Bonuses for that fiscal year is made to Company executives generally.
(c)
Equity Incentive.
(i)
LTIP Eligibility. During the Term, the Executive shall be eligible to participate in the Company’s long-term incentive plan (“LTIP”) as defined and determined by the Board and approved during the 2024 Annual Shareholders Meeting or similar such plans as designed by Board. Beginning at the start of the Company’s 2026 fiscal year, the Executive’s annual target LTIP award shall be $3,000,000 (the

“Target LTIP”), with the actual amount of his LTIP, if any, to be determined by the Board, in accordance with the Executive’s performance against performance objectives for Executive and for the Company set by the Board and as defined in the Company’s LTIP. The Target LTIP may be adjusted from time to time in the Board’s sole discretion. Other than as provided for in specific LTIP award agreements for each individual LTIP award, the Executive, in order to be eligible to earn an annual award for any fiscal year occurring during the Term hereof, must be employed on the date payment of such award is made to Company executives generally.
(ii)
Sign-On RSU Award. As soon as practicable following the Effective Date, subject to the terms of the LTIP and the applicable grant agreement thereunder and approval of the Board, the Executive will be granted a one-time equity grant of shares of restricted stock units with an aggregate value on the Effective Date of $1,000,000 that vest pro-ratably on each of the first three anniversaries of the Effective Date.
(iii)
2025 Pro Rata RSU Award. As soon as practicable following the Effective Date, subject to the terms of the LTIP and the applicable grant agreement thereunder and approval of the Board, the Executive will be granted a 2025 “top up” equity grant of shares of restricted stock units with an aggregate value on the Effective Date of $535,266.67 that vest pro-ratably on each of the first three anniversaries of the Effective Date.
(d)
Vacations. During the Term, the Executive shall be entitled to earn vacation at the rate of five (5) weeks per year, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company.
(e)
Other Benefits. During the term hereof, the Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally, except to the extent otherwise agreed herein. Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies. Except as otherwise provided in any plan or agreement or as prohibited by law, the Company may alter, modify, add to or terminate its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive.
(f)
Business and Travel Expenses and In-Kind Benefits. The Company shall pay or reimburse the Executive for all reasonable business expenses, including, for the avoidance of doubt, first-class seating on all business-related travel, incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to any maximum annual limit and other restrictions on such expenses set by the Board and to such reasonable substantiation and documentation as may be specified by the Company from time to time. Any reimbursement of expenses or the provision of any in-kind benefits that would constitute nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (along with the rules and regulations thereunder, “Section 409A”), shall be subject to the following additional rules: (A) no reimbursement of any such expense or provision of any in-kind benefit, shall affect the Executive’s right to reimbursement of any other such expense, or the provision of any other in-kind benefit, in any other taxable year; (B) reimbursement of the expense shall be made, if at all, not later than seventy-five (75) days following the end of the fiscal year in which the expense was incurred; and (C) the right to receive reimbursements or in-kind benefits shall not be subject to liquidation or exchange for any other benefit.
5.
Termination of Employment and Severance Benefits. The Executive’s employment hereunder shall terminate under the circumstances specified in this Section 5. The effective date of any such termination of employment is hereinafter referred to as the “Termination Date”.
(a)
Death. In the event of the Executive’s death during the Term, the Executive’s employment hereunder shall immediately and automatically terminate. In such event, the Executive’s estate shall be entitled to receive: (i) (A) any Base Salary and any Annual Bonus compensation awarded for the fiscal year immediately preceding the year in which termination of employment occurs, but unpaid on the Termination Date, payable at the same time as bonuses are paid to Company executives generally, including pay for any vacation time earned but not used through the date of termination, payable in accordance with the Company’s regular payroll practices on the Company’s next regular pay date following the Termination Date (or earlier, if so required by applicable law) and (B) any business expenses incurred by the Executive but un-reimbursed on the date of termination, provided that such expenses and required substantiation and documentation are submitted within sixty (60) days of termination, that such expenses are reimbursable under Company policy, and that any such expenses subject to the last sentence of Section 4(f) shall be paid not later than the deadline specified therein (all of the foregoing, subject to the timing of payment rules therein, “Final Compensation”) and (ii) a prorated Annual Bonus for the fiscal year in which termination occurs, calculated in the same manner and paid at the same time as bonuses payable to Company executives generally; provided, however, that if paying such amount on the date on which bonuses are paid to Company executives generally would result in an additional tax on the Executive or his estate under Section 409A, then such bonus shall be payable no later than the end of the applicable Section 409A short-term deferral payment date within two and a half (2.5) months following the later of (I) the Executive’s tax year or (II) the Company’s tax year in which Termination Date occurs. The Company shall have no further obligation to the Executive hereunder.
(b)
Disability.
(i)
The Company may terminate the Executive’s employment hereunder, upon notice to the Executive, in the event that the Executive becomes Disabled as defined in Section 409A during his employment hereunder. In the event of such termination, the Company shall have no further obligation to the Executive, other than for payment of (A) Final Compensation, and (B) a prorated Annual Bonus for the fiscal year in which termination occurs, calculated in the same manner and paid at the same time as bonuses payable to Company executives generally; provided, however, that if paying such amount on the date on which bonuses are paid to Company executives generally would result in an additional tax on the Executive or his estate under Section 409A, then such bonus shall be payable no later than the end of the applicable Section 409A short-term deferral payment date within two and a half (2.5) months following the later of (I) the Executive’s tax year or (II) the Company’s tax year in which Termination Date occurs.

(ii)
The Board may designate another employee to act in the Executive’s place during any period of the Executive’s disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4(a) and benefits in accordance with Section 4(e), to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for long-term disability income benefits under the Company’s long-term disability income plan or until the termination of his employment, whichever shall first occur. Notwithstanding anything in this Section 5(b)(ii) to the contrary, and for the avoidance of doubt, the combination of Base Salary and short-term disability income benefits (if any) during the period of Executive’s disability shall not exceed the amount of compensation and benefits that the Executive would have received during such period had the Executive been actively at work during such period.
(iii)
While receiving long-term disability income payments under the Company’s long-term disability income plan, the Executive shall not be entitled to receive any Base Salary under Section 4(a) hereof, but shall continue to participate in Company benefit plans in accordance with Section 4(e) and subject to the terms of such plans, until the termination of his employment.
(iv)
If any question shall arise as to whether during any period the Executive is Disabled, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or his duly appointed guardian, if any, has no reasonable objection so as to determine whether the Executive is Disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Company’s determination of the issue shall be binding on the Executive.
(c)
By the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination:
(i)
refusal or failure to perform (other than by reason of disability), or material negligence in the performance of the Executive’s duties and responsibilities to the Company or its Affiliates, which refusal or failure to perform or material negligence is not cured within 30 days after written notice from the Company or such Affiliates;
(ii)
commission of, indictment for, conviction of or plea of guilty or nolo contendere to a felony or any crime involving moral turpitude, fraud, embezzlement or theft;
(iii)
breach of fiduciary duties (including a violation of the Company’s or any of its Affiliate’s code of ethics) on the part of the Executive;
(iv)
gross negligence or willful misconduct in the performance of employment, which negligence or misconduct is not cured within 30 days after written notice from the Company, and which willful act or misconduct could reasonably be expected to be injurious to the financial condition or business reputation of the Company or any of its Affiliates;
(v)
the material breach by Executive of any provision of any agreement to which such Executive and the Company or any or its Affiliates are party which is not cured within the applicable period provided for in such agreement; or
(vi)
breach by the Executive of the terms of Sections 7 or 9 to this Agreement or any other restrictive covenants to which the Company or its affiliates on the one hand, and the Executive, on the other, are party (collectively, the “Restrictive Covenants”).

Upon the giving of notice of termination of the Executive’s employment hereunder for Cause, the Company shall have no further obligation to the Executive, other than for his Final Compensation.

(d)
By the Company Other than for Cause.
(i)
The Company may terminate the Executive’s employment hereunder other than for Cause at any time upon written notice to the Executive.
(ii)
In the event of the Executive’s Separation from Service (as defined below) pursuant to this Section 5(d), in addition to Final Compensation, the Executive will be entitled to the following payments and benefits, provided that the Executive satisfies all conditions to such entitlement, including without limitation, continued compliance with the Restrictive Covenants and signing and returning to the Company a timely and effective Separation Agreement in accordance with subsection (iii) below:

(A) For the period of the twenty-four (24) months following the Termination Date (the “Termination Period”), the Company shall continue to pay the Executive the Base Salary at the rate in effect on the Termination Date, and, subject to any employee contribution applicable to the Executive on the Termination Date, shall continue to contribute to the premium cost of the Executive’s participation in the Company’s group medical and dental plans at the same rate as is in effect for active employees of the Company (the “Company’s Contribution Amount”), provided that the Executive is entitled to continue such participation under applicable laws and plan terms. If Executive is not permitted to continue such participation, then Company shall pay to medical and dental insurance providers designated by the Executive the Company’s Contribution Amount during the Termination Period.

(B) Executive shall be paid the Annual Bonus at Target Bonus at the rate in effect on the Termination Date for both (I) the Company’s fiscal year in which the Termination Date occurs and (II) the immediately following Company fiscal year. Such bonuses shall be payable at the same time as bonuses are paid to Company executives generally; provided, however, that if paying such amount on the date on which bonuses are paid to Company executives generally would result in an additional tax on the Executive or his estate under Section 409A, then such bonus shall be payable no later than the end of the applicable Section 409A short-term deferral payment date within two and a half (2.5) months following the later of (x) the Executive’s tax year or (y) the Company’s tax year in which Termination Date occurs.

(iii)
Any obligation of the Company to the Executive hereunder, other than for his Final Compensation, is conditioned, however, on the Executive’s timely and effective execution of a separation agreement in a reasonable form provided by the Company that will include the form of release included with this Agreement as Exhibit A, by the deadline specified therein (the “Separation Agreement”) and delivering it to the Company not later than the deadline specified therein, which shall not be later than the sixtieth (60th) calendar day following the date of his Separation from Service. Subject to Section 5(g) below, severance pay to which the Executive is entitled hereunder shall be payable in accordance with the normal payroll practices of the Company, with the first payment, which shall be retroactive to the day immediately following the Termination Date, being due and payable on the Company’s next regular payday for executives that follows the expiration of sixty (60) calendar days from the Termination Date. The Release of Claims required for separation benefits in accordance with this Section 5(d) or Section 5(e) creates legally binding obligations on the part of the Executive and the Company therefore advises the Executive to seek the advice of an attorney before signing it.
(e)
By the Executive for Good Reason.
(i)
The Executive may terminate his employment hereunder for Good Reason (A) by providing notice to the Company specifying in reasonable detail the condition giving rise to the Good Reason no later than thirty (30) days following the occurrence of that condition; (B) by providing the Company a period of thirty (30) days to remedy the condition and so specifying in the notice and (C) by terminating his employment for Good Reason within thirty (30) days following the expiration of the period to remedy if the Company fails to remedy the condition.
(ii)
For purposes of this Agreement, “Good Reason” shall mean the occurrence of any one or more of the following conditions without the Executive’s consent: (A) a material adverse change in the Executive’s responsibilities, duties and/or authority; (B) a material diminution in the Base Salary, (C) a change in Executive’s principal work location which is more than fifty (50) miles from Executive’s principal work location as of the Effective Date; (D) a breach by the Company of any material provision of this Agreement; or (E) in the event of an asset sale of the Company, the failure of any successor to the Company to expressly assume the Company’s obligations under this Agreement; provided, that, for the avoidance of doubt, Executive’s business related travel to Company locations outside of the Executive’s principal work location as of the Effective Date shall not constitute, or provide the basis for, Good Reason.

(iii)
In the event of a Separation from Service in accordance with this Section 5(e), and provided that no benefits are payable to the Executive under a separate severance agreement or an executive severance plan as a result of such termination or, if any such benefits are payable, that the Executive waives his rights thereto, then, in addition to Final Compensation, the Executive will be entitled to the severance benefits provided in Section 5(d)(ii) above; provided that the Executive satisfies all conditions to such entitlement, including without limitation the signing and return to the Company of a timely and effective Separation Agreement in accordance with Section 5(d)(iii) above.
(f)
By the Executive Other than for Good Reason. The Executive may terminate his employment hereunder at any time upon thirty (30) days’ notice to the Company. In the event of the Executive’s termination of employment pursuant to this Section 5(f), the Company may elect to waive all or any part of the period of notice, and, if the Company so elects, the Company will pay the Executive his Base Salary for the portion of the notice period so waived. The Company shall have no further obligation to the Executive, other than for his Final Compensation.
(g)
Timing of Payments; Definition of “Separation from Service.” If at the time of the Executive’s Separation from Service the Executive is a “specified employee,” as hereinafter defined, any and all amounts payable under this Section 5 in connection with such Separation from Service that constitute deferred compensation subject to Section 409A, as determined by the Company in its sole discretion, and that would (but for this sentence) be payable within six months following such Separation from Service, shall instead be paid on the date that follows the date of such Separation from Service by six (6) months. For purposes of this Agreement, “Separation from Service” (and correlative terms such as “Separate from Service”) shall mean a “separation from service” as defined in Treas. Regs. § 1.409A- 1(h), and the term “specified employee” shall mean an individual determined by the Company to be a specified employee under Treas. Regs. § 1.409A-1(i). For purposes of Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement is treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period is within the sole discretion of the Company.
6.
Effect of Termination. The provisions of this Section 6 shall apply to any termination of the Executive’s employment hereunder.
(a)
Other than as described in Sections 5(d) and 5(e), above, payment by the Company of any Base Salary and contributions to the cost of the Executive’s continued participation in the Company’s group health and dental plans that may be due the Executive shall constitute the entire obligation of the Company to the Executive. Other than as described in Section 5(d)(ii), above, medical, dental and other benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of the Executive’s Separation from Service without regard to any continuation of Base Salary or other payment to the Executive following such Separation from Service, except for any right of the Executive to continue participation pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or other applicable law.

(b)
Provisions of this Agreement shall survive any Separation from Service if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation the obligations of the Executive under Section 7 hereof and the Restrictive Covenants. The obligation of the Company to make payments to or on behalf of the Executive under Section 5(d) or 5(e) hereof is expressly conditioned upon the Executive’s continued full performance of his obligations under the Restrictive Covenants. The Executive recognizes that, except as expressly provided in Section 5(d) or 5(e), no compensation is earned after the Termination Date. The Executive’s right to receive and retain the payments provided under Section 5(d) or 5(e) hereof (other than for his Final Compensation) are expressly conditioned on his continued compliance with his obligations under the Restrictive Covenants.
(c)
Upon any termination of the Term, the Executive will promptly resign, and will be deemed to have automatically resigned, from all positions that the Executive holds as a member of the Board, officer, director or fiduciary of the Company or any of its affiliates. The Executive will take all actions reasonably requested by the Company to give effect to this provision.
7.
Non-Disparagement. The Executive shall not make or induce other persons or entities to make any negative statements about the Company, its Affiliates, employees, past or current partners and shareholders, past or present officers, directors, managers, products, services, businesses or reputation. Notwithstanding the foregoing, truthful statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions taken in connection with such proceedings) shall not be subject to this Section 7.
8.
Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.
9.
Covenants Regarding Competition, Solicitation and Confidentiality. The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates.
(a)
Non-compete. During employment and for twenty-four (24) months after termination of the Executive’s employment for whatever reason (the “Restricted Period”), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Affiliates within any geographic area in which the Company or any of its Affiliates do business or undertake any planning for any business competitive with the Company or any of its Affiliates in the United States or Canada. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of the Company or any of its Affiliates as conducted or under consideration at any time during the Executive’s employment by the Company or any of its Affiliates, and further agrees not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of the Company or any of its Affiliates for which the Executive has provided services, as conducted or in planning during his employment. For the purposes of this Agreement, the business of the Company and its Affiliates shall be defined to include all Products and the Executive’s undertaking shall encompass all items, products and services that may be used in substitution for Products. The foregoing, however, shall not prevent the Executive’s passive ownership of two percent (2%) or less of the equity securities of any publicly traded company.

The Executive agrees that, during employment, he will limit his outside activity, whether or not competitive with the business of the Company or any of its Affiliates, so that it does not and, could not reasonably be expected to, give rise to a conflict of interest or otherwise unreasonably interfere with his duties and obligations to the Company or any of its Affiliates.

(b)
Non-Solicit. The Executive agrees that, during the Restricted Period, the Executive will not directly or indirectly (i) solicit or encourage any customer of the Company or any of its Affiliates to terminate or diminish its relationship with them; or (ii) seek to persuade any such customer or prospective customer of the Company or any of its Affiliates to conduct with anyone else any business or activity which such customer or prospective customer conducts or could conduct with the Company or any of its Affiliates; provided that these restrictions shall apply only with respect to those Persons who are or have been a customer of the Company or any of its Affiliates at any time within the immediately preceding two year period or whose business has been solicited on behalf of the Company or any of its Affiliates by any of their officers, employees or agents within said two year period, other than by form letter, blanket mailing or published advertisement.

The Executive agrees that during the Restricted Period, the Executive will not, and will not assist any other Person to, (Y) hire or solicit for hiring any employee of the Company or any of its Affiliates or seek to persuade any employee of the Company or any of its Affiliates to discontinue employment or (Z) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish its relationship with them. For the purposes of this Agreement, an “employee” of the Company or any of its Affiliates is any person who was such at any time within the preceding twelve (12) months.

(c)
Until forty-five (45) days after the conclusion of the Restricted Period, the Executive shall give notice to the Company of each new business activity he plans to undertake, at least ten (10) days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of the Executive’s business relationship(s) and position(s) with such Person. The Executive shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Executive’s continued compliance with his obligations under this Agreement.
(d)
Confidentiality and Related Matters. The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information (as defined herein); that the Executive may have developed or had access to Confidential Information through his employment and other associations with the Company and its Affiliates. The Executive agrees that he shall not disclose to any Person or use any Confidential Information, other than as required for the proper performance of the services or as required by applicable law after notice to the Company and a reasonable opportunity for it to seek protection of the Confidential Information prior to disclosure. For avoidance of doubt, “reasonable opportunity” shall be determined under the circumstances, provided that the Executive shall make every effort to provide notice as expeditiously as is reasonably possible to the Company. The Executive understands and agrees that this restriction is in addition to any restrictions to which he is bound as a result of his prior employment and that this restriction, as well as any earlier agreed restrictions, shall continue to apply both during employment and thereafter, regardless of the reason for its termination.

All documents, records, disks and other media of every kind and description containing Confidential Information, and all copies, (the “Documents”), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company. The Executive shall return to the Company no later than the date on which his employment terminates, and at such earlier time or times as the Company may specify, all Documents as well as all other property of the Company and its Affiliates, then in the Executive’s possession or control.

(e)
Assignment of Rights to Intellectual Property. The Executive shall promptly and fully disclose to the Company all Intellectual Property (as defined herein). The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive’s full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. All copyrightable works that the Executive creates in the performance of his services hereunder shall be considered “work made for hire” and shall, upon creation, be owned exclusively by the Company.

18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

(f)
Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of the Agreement, including the restraints imposed upon him pursuant to this Agreement. The Executive agrees without reservation that each of the restraints contained herein is necessary for the reasonable and proper protection of the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates; that each and every one of those restraints is reasonable in respect to subject matter, length of time and geographic area; and that these restraints, individually or in the aggregate, will not prevent him from obtaining other suitable employment during the period in which the Executive is bound by these restraints. The Executive further agrees that he will never assert, or permit to be asserted on his behalf, in any forum, any position contrary to the foregoing. The Executive further acknowledges that, were he to breach any of the covenants contained in this Agreement, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond. So that the Company and its Affiliates may enjoy the full protection of these bargained-for restrictions, the parties agree that the period of restriction in any of the covenants in this Agreement shall be tolled, and shall not run, during any period the Executive is in breach thereof. The parties further agree that, in the event that any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.
(g)
Whistleblower Protection. Notwithstanding anything to the contrary contained herein, no provision of this Agreement will be interpreted so as to impede the Executive (or any other individual) from (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law, (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency, legislative body or any self-regulatory organization, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, (iii) accepting any U.S. Securities and Exchange Commission Awards, or (iv) making other disclosures under the whistleblower provisions of federal law or regulation. In addition, nothing in this Agreement or any other agreement or Company policy prohibits or restricts the Executive from initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. The Executive does not need the prior authorization of the Company to make any such reports or disclosures and the Executive will not be required to notify the Company that such reports or disclosures have been made.
10.
Indemnification. The Company and the Executive shall, simultaneous with the execution of this Agreement, enter into a directors and officers indemnification agreement substantially in the form attached hereto as Exhibit B, which shall provide coverage to the Executive effective as of the Effective Date.
11.
Cooperation. Upon the receipt of reasonable notice from the Company (including outside counsel), the Executive agrees that during the Term and for twenty-four (24) months thereafter, the Executive will respond and provide information with regard to matters of which the Executive has knowledge as a result of employment hereunder, and will provide reasonable assistance to the Company, its affiliates and their respective representatives in defense of any claims made against the Company or any of its affiliates, and will assist the Company and its affiliates in the prosecution of any claims made by the Company or any of its affiliates, to the extent that such claims may relate to the Term (collectively, “Claims”). The Executive agrees to promptly inform the Company if the Executive becomes aware of any lawsuits involving Claims that may be filed or threatened against the Company or any of its affiliates. The Executive also agrees to promptly inform the Company (to the extent that the Executive is legally permitted to do so) if the Executive is asked to assist in any investigation of the Company or any of its affiliates (or their actions) or another party attempts to obtain information or documents from the Executive (other than in connection with any litigation or other proceeding in which the Executive is a party-in-opposition) with respect to matters the Executive believes in good faith to relate to any investigation of the Company or any of its affiliates, in each case, regardless of whether a lawsuit or other proceeding has then been filed against the Company or any of its affiliates with respect to such investigation, and will not do so unless legally required. During the pendency of any litigation or other proceeding involving Claims, the Executive will not communicate with anyone (other than the Executive’s attorneys and tax and/or financial advisors and except to the extent that the Executive determines in good faith is necessary in connection with the performance of the Executive’s duties hereunder) with respect to the facts or subject matter of any pending or potential litigation or regulatory or administrative proceeding involving the Company or any of its affiliates without giving prior written notice to the Company or the Company’s counsel. Upon presentation of appropriate documentation, the Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket business and travel expenses incurred by the Executive in complying with this Section 11.
12.
Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.
13.
Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
14.
Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
15.
Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chair of the Board, or to such other address as either party may specify by notice to the other actually received.
16.
Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive’s employment, including the Prior Agreement.

17.
Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.
18.
Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.
19.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
20.
Governing Law; Waiver of Jury Trial. This is a Michigan contract and shall be construed and enforced under and be governed in all respects by the laws of the State of Michigan without regard to the conflict of laws principles thereof. BY EXECUTION OF THIS AGREEMENT, THE PARTIES ARE WAIVING ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED ON THIS AGREEMENT.
21.
Definitions. The following terms shall have the following meanings for purposes of this Agreement.
(a)
“Affiliate” means, with respect to any specified Person at any time, any other Person that directly or indirectly controls, or is controlled by, or is under common control with, such specified Person at such time.
(b)
“Confidential Information” means any and all information of the Company and its Affiliates that is not generally known by those with whom the Company or any of its Affiliates competes or does business, or with whom the Company or any of its Affiliates plans to compete or do business and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or any of its Affiliates would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates and (v) the people and organizations with whom the Company and its Affiliates have business relationships and the nature and substance of those relationships. Confidential Information also includes any information that the Company or any of its Affiliates has received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.
(c)
“Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off the Company premises) during the Executive’s employment that relate to either the Products or any prospective activity of the Company or any of its Affiliates or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its Affiliates.
(d)
“Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

(e)
“Products” mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during the Executive’s employment.

Exhibit 10.1

Exhibit 10.1

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

CHAMPION HOMES, INC.

By: ________________________________
Name: Eddie Capel
Title: Board Chairman

EXECUTIVE

____________________________________
Timothy Larson

Exhibit A

EXHIBIT A

General Release of Claims

I, Timothy Larson, in consideration of and subject to the performance by Champion Homes, Inc. (as such Company’s name may change from time to time and including such companies’ successors and assigns, the “Company”), of its obligations under the Employment Agreement, dated as of December 13, 2024 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and all present, former and future managers, directors, officers, employees, successors and assigns of the Company and its affiliates and direct or indirect owners (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

22.
I understand that the severance amounts and related benefits paid or granted to me under Section [5(d)][5(e)] of the Agreement, represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive payment of the severance amounts and related benefits specified in Section [5(d)][5(e)] of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy, or arrangement maintained or hereafter established by the Company or its affiliates.
23.
Except as provided in paragraphs 4 and 5 below and except for the provisions of the Agreement that expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators, and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties that I, my spouse, or any of my heirs, executors, administrators, or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under the Agreement; or for compensation or equity or equity-based compensation; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).
24.
I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.
25.
I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 that arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).
26.
I agree that I hereby waive all rights to sue or obtain equitable, remedial, or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding, excepting only any monetary award to which I may become entitled pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Additionally, I am not waiving (a) any right to any accrued base salary earned by me prior to my termination of employment or any severance benefits to which I am entitled under the Agreement, or (b) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, or (c) my rights as an equity or security holder in the Company or its affiliates.
27.
In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected, and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.
28.
I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

29.
I agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees.
30.
I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal, or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.
31.
Any nondisclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization, or any governmental entity.
32.
I represent that, as of the effective date of this General Release, I am not aware of any Claim by me other than the Claims that are released by this General Release. I acknowledge that I may hereafter discover Claims or facts in addition to or different than those that I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and that, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.
33.
Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

By signing this General Release, I represent and agree that:

1.
I have read this General Release carefully;
2.
I understand all of its terms and know that I am giving up important rights, including, but not limited to, rights under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Equal Pay Act of 1963; the Americans with Disabilities Act of 1990; and the Employee Retirement Income Security Act of 1974, as amended;
3.
I voluntarily consent to everything in it;
4.
I have been advised to consult with an attorney before executing it and I have done so or, after careful reading and consideration, I have chosen not to do so of my own volition;
5.
I have had at least [21][45] days from the date of my receipt of this General Release to consider it, and the changes made since my receipt of this General Release are not material or were made at my request and will not restart the required [21][45]-day period;
6.
I understand that I have seven days after the execution of this General Release to revoke it and that this General Release shall not become effective or enforceable until the revocation period has expired;
7.
I have signed this General Release knowingly and voluntarily and with the advice of any counsel retained to advise me with respect to it; and
8.
I agree that the provisions of this General Release may not be amended, waived, changed, or modified except by an instrument in writing signed by an authorized representative of the Company and by me.

Execution Version

EXHIBIT B

Champion HomeS, Inc.
INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of December 13, 2024, between Champion Homes, Inc. (the “Company”), and Timothy Larson (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, the board of directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. In addition, the Amended and Restated By-laws (the “By-Laws”) of the Company require indemnification of the directors, officers and any person who at the request of the Company is or was serving as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from any and all of the expenses or liabilities incurred by him or her in certain actions, suits, or proceedings. Indemnitee may also be entitled to indemnification pursuant to the Indiana Business Corporation Law (the “IBCL”). The By-laws and the IBCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, the Board has determined that it is in the best interests of the Company's shareholders to assure members of the Board, officers and certain other persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the By-laws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, Indemnitee does not regard the protection available under the By-laws and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified; and

WHEREAS, Indemnitee has or may have in the future certain rights to indemnification and/or insurance provided by other entities and/or organizations that Indemnitee intends to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director from and after the date hereof, the parties hereto agree as follows:

1.
Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:tc \l 2 ""
(a)
Proceedings. Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his or her Corporate Status (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined), including without limitation a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had reasonable cause to believe the Indemnitee’s conduct was lawful or had no reasonable cause to believe the Indemnitee’s conduct was unlawful. tc \l 3 ""
(b)
Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by him or her on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. tc \l 3 ""
2.
Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be prohibited under applicable law. tc \l 2 ""
3.
Contribution.
(a)
Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.tc \l 3 ""
(b)
Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.tc \l 3 ""
(c)
The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution that may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.tc \l 3 ""
(d)
To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
4.
Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses reasonably incurred by him or her or on his or her behalf in connection therewith.tc \l 2 ""
5.
Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Indemnitee's right to such advancement is not subject to the satisfaction of any standard of conduct. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free. tc \l 2 ""
6.
Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the IBCL and public policy of the State of Indiana. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:tc \l 2 ""
(a)
To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company. tc \l 3 ""
(b)
Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board: (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (3) if there are no disinterested directors or if the disinterested directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (4) if so directed by the Board, by the shareholders of the Company (but shares owned by or voted under the control of directors who are not disinterested directors may not be voted on the determination). For purposes hereof, disinterested directors are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee.tc \l 3 ""
(c)
If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the Board. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel (as defined in Section 13), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Indiana Court or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.tc \l 3 ""
(d)
In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Any determination with respect to entitlement to indemnification hereunder that is adverse to Indemnitee may be challenged by the Indemnitee in Indiana Court. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.tc \l 3 ""

(e)
Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant, financial advisor or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, or , in the event of a criminal proceeding, it shall be presumed that the Indemnitee had reasonable cause to believe the Indemnitee’s conduct was lawful or had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.tc \l 3 ""
(f)
If the person, persons or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.tc \l 3 ""
(g)
Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.tc \l 3 ""
(h)
The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.tc \l 3 ""
(i)
The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.tc \l 3 ""
7.
Remedies of Indemnitee.tc \l 2 ""
(a)
In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Indiana, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication.tc \l 3 ""
(b)
In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).tc \l 3 ""
(c)
If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i)

a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.tc \l 3 ""
(d)
In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his or her behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) actually and reasonably incurred by him or her in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.tc \l 3 ""
(e)
The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.tc \l 3 ""
(f)
Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.tc \l 3 ""
8.
Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.tc \l 2 ""

(a)
The rights of indemnification as provided by this Agreement will be in addition to any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, the By-laws, any agreement, a vote of stockholders, a resolution of the Board, or otherwise (collectively, “Other Indemnity Provisions”). No amendment or alteration of the Company’s Certificate of Incorporation or the By-laws or another agreement shall adversely affect the rights provided to Indemnitee under this Agreement; provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee's right to indemnification under this Agreement or any Other Indemnity Provision. No amendment, alteration or repeal of this

Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the IBCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)
To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors and officers liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
(c)
The Company hereby acknowledges that Indemnitee has or may have in the future certain rights to indemnification, advancement of expenses and/or insurance provided by other entities and/or organizations that are not part of the Enterprise (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement or the By-laws (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 8(c).
(d)
Except as provided in paragraph (c) above, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
(e)
Except as provided in paragraph (c) above, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
(f)
Except as provided in paragraph (c) above, the Company's obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
9.
Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to indemnify Indemnitee:tc \l 2 ""
(a)
for any amount for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision, provided, that the foregoing shall not affect the rights of Indemnitee or the Fund Indemnitors set forth in Section 8(c) above; or tc \l 3 ""
(b)
for a disgorgement of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or tc \l 3 ""
(c)
in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) such Proceeding is initiated to enforce Indemnitee’s rights hereunder in accordance with Section 7 above, (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.
10.
Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of his or her Corporate Status, whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.tc \l 2 ""
11.
Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.tc \l 2 ""
12.
Enforcement.tc \l 2 ""
(a)
The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer or other person in service of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or other person in service of the Company.tc \l 3 ""
(b)
This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
(c)
tc \l 3 "" The Company shall not seek from a court, or agree to, a "bar order" which would have the effect of prohibiting or limiting the Indemnitee's rights to receive advancement of expenses under this Agreement.
13.
Definitions. For purposes of this Agreement:tc \l 2 ""
(a)
“Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company.tc \l 3 ""
(b)
“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.tc \l 3 ""
(c)
“Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary, or any subsidiary thereof.tc \l 3 ""
(d)
“Expenses” shall include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.tc \l 3 ""
(e)
“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.tc \l 3 ""
(f)
“Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of his or her Corporate Status, by reason of any action taken by him or her of any inaction on his part while acting in his or her Corporate Status; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his or her rights under this Agreement.tc \l 3 ""
14.
Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Further, the invalidity or unenforceability of any provision hereof as to Indemnitee shall in no way affect the validity or enforceability of any provision hereof as to the other. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict. tc \l 2 ""
15.
Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.tc \l 2 ""
16.
Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation,

subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.tc \l 2 ""
17.
Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:
(a)
To Indemnitee at the address set forth below Indemnitee signature hereto.tc \l 3 ""
(b)
To the Company at:tc \l 3 ""

Champion Homes, Inc.

755 W. Big Beaver Road

Suite 1000

Troy, MI 48084

Attn: Laurel Krueger

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

18.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile transmission or by electronic mail in “portable document format” and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. tc \l 2 ""
19.
Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.tc \l 2 ""
20.
Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Indiana, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the state courts of the State of Indiana (the “Indiana Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Indiana Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Indiana Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Indiana Court has been brought in an improper or inconvenient forum.tc \l 2 ""

SIGNATURE PAGES TO FOLLOW

Exhibit B

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

Champion Homes, Inc.

By:____________________________________
Name: Eddie Capel
Title: Board Chairman

[Signature Page to Indemnification Agreement]

Indemnitee

______________________________________
Name: Timothy Larson

Address:

[Signature Page to Indemnification Agreement]